Exhibit 99.3

NEWS RELEASE

Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE HOLDINGS, INC. ANNOUNCES CLOSING OF ITS INITIAL
PUBLIC OFFERING

AUGUST 15, 2005 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (“Reddy Ice”) (NYSE: FRZ) announced today that it had consummated on August 12, 2005 its initial public offering of 11,730,000 shares of common stock, of which 6,911,765 shares were offered by Reddy Ice and 4,818,235 were offered by stockholders of Reddy Ice. The shares sold by the selling stockholders included 1,530,000 shares sold by certain of the selling stockholders in connection with the exercise in full by the underwriters of their over-allotment option.

Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Credit Suisse First Boston LLC acted as joint book-running managers of the offering and Goldman, Sachs & Co. and CIBC World Markets Corp. acted as co-managers for the offering.

A copy of the prospectus relating to these securities may be obtained from: Bear, Stearns & Co. Inc., attention: Prospectus Department, 383 Madison Avenue, New York, New York 10179, telephone (631)254-7129.

The registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Company Information and Forward-Looking Statements

Reddy Ice manufactures and distributes packaged ice, serving approximately 82,000 customer locations in 31 states and the District of Columbia under the Reddy Ice brand name.

The disclosures herein include forward-looking statements. We believe the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Forward-looking statements often include words such as “may,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “potential,” and “continue” and the negatives of these terms and variations of them in similar terminology. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements.

***